Exhibit 99.2

International Rectifier Provides Update on Restatement Process

Company Receives New York Stock Exchange Listing Extension

EL SEGUNDO, Calif.    (BUSINESS WIRE)—June 13, 2008—International Rectifier Corporation (NYSE:IRF) today announced that the estimated filing date of the restatement will be later than June 17, 2008, its most recent target date.  The Company is completing its 2007 annual report on Form 10-K and quarterly reports on Form 10-Q for the quarters ending March 31, 2007, September 30, 2007, December 31, 2007 and March 31, 2008 and the Company awaits the finalization of the external audit process.

International Rectifier also announced that the New York Stock Exchange (“NYSE”) has agreed to provide the Company with an additional three month extension for continued listing and trading on the exchange. The extension, which is subject to reassessment by the NYSE on an ongoing basis, provides the Company until September 17, 2008 to file its Annual Report on Form 10-K for the year ended June 30, 2007 with the Securities and Exchange Commission (“SEC”).  The NYSE has advised the Company that it will closely monitor the Company’s progress regarding the completion of its June 30, 2007 Annual Report. The Company’s shares remain listed on the NYSE, and the Company is working diligently to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2007.   In the event that the Company’s fiscal year 2007 Form 10-K is not filed with the SEC by September 17, 2008, the NYSE will move forward with the initiation of suspension and delisting procedures.

As described in the Company’s public filings with the Securities and Exchange Commission, the Company delayed its fiscal 2007 Annual Report while the previously disclosed investigation conducted by its Audit Committee continued.  That investigation has been completed and the Company has substantially completed the reconstruction and restatement of its financial statements.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Cautionary Information Regarding Forward-looking Statements

This press release includes some “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, our statement that the Company is working diligently to file its Form 10-K for the fiscal year ended June 30, 2007 in compliance with the September 17, 2008 date established by the NYSE. There can be no assurance that the Company will be able to file the Form 10-K within the time required by the NYSE.  In the event that the Company’s fiscal year 2007 Form 10-K is not filed with the SEC by September 17, 2008, the NYSE will move forward with the initiation of suspension and delisting procedures.  The suspension or delisting of Company from the NYSE, would, among other things, adversely affect the ability to trade such shares freely, restrict liquidity in the market for such shares and have a material adverse affect on our stock price. Forward-looking statements are subject to a number of uncertainties and risks, and actual results may differ materially from those projected. Factors that could affect the Company’s actual results include unanticipated delays in the conclusion of the Company’s ongoing investigation and the reconstruction and restatement of the Company’s financial statements and the effects of other various risk factors and uncertainties disclosed in the Company’s reports filed with the SEC, including its most recent reports (not including financial information) on Forms 8-K, 10-K,10-Q and 12b-25. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Company contact:

Investors

Portia Switzer

310.726.8254

Chris Toth

310.252.7731

Media

Graham Robertson

310.529.0321